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                                                                    EXHIBIT 99.2


Deloitte & Touche

                         Deloitte & Touche LLP      Telephone: (415) 247-4000
                         50 Fremont Street          Facsimile: (415) 247-4320
                         San Francisco, California 94105-2230



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-00417 of The Gap, Inc. on From S-8 of our report dated June 2, 2000, appearing in this Annual Report on From 11-K of GapShare for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP


June 22, 2000


Deloitte Touche
Tohmatsu